As filed with the Securities and Exchange Commission on July 3, 1996

                       Registration Statement No. 333-3701

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                    BARRISTER INFORMATION SYSTEMS CORPORATION
                          (Exact name of registrant as
                            specified in its charter)

              NEW YORK                       16-1176561
     ----------------------------            ----------
     (State of other jurisdiction           (I.R.S. employer
         organization)                      of incorporation or
                                            identification number)

                    BARRISTER INFORMATION SYSTEMS CORPORATION
                           465 MAIN STREET, SUITE 700
                          BUFFALO, NEW YORK 14203-1788
                                 (716) 845-5010
                        (Address, including zip code, and
                        telephone number, including area
                         code, of registrant's principal
                               executive offices)

                               HENRY P. SEMMELHACK
                    BARRISTER INFORMATION SYSTEMS CORPORATION
                      President and Chief Executive Officer
                           465 Main Street, Suite 700
                          Buffalo, New York 14203-1788
                                 (716) 845-5010
                       (Name, address, including zip code,
                         and telephone number, including
                        area code, of agent for service)

                                   COPIES TO:
                            JAMES R. TANENBAUM, ESQ.
                            STROOCK & STROOCK & LAVAN
                              Seven Hanover Square
                          New York, New York 10004-2696

              APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration
                    Statement becomes effective.


         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
   Title of Each                              Proposed Maximum            Proposed Maximum                Amount of
Class of Securities       Amount to be         Aggregate Price                Aggregate                   Registration
 to be Registered         Registered(1)          Per Unit(2)                Offering Price                    Fee
                                                     (3)
- ------------------------------------------------------------------------------------------------------------------------------


$1.75                        750,000
Warrants                     Warrants                  $1.75                    $1,312,500                    $  452.59
- -------------------------------------------------------------------------------------------------------------------------
Shares of Common
Stock,
$.24 par
value, issuable              750,000
upon exercise                Shares                    $1.81                    $1,357,500                    $  468.10
- -------------------------------------------------------------------------------------------------------------------------

$2.25                        750,000
Warrants                     Warrants                  $2.25                    $1,687,500                    $  586.90
- -------------------------------------------------------------------------------------------------------------------------
Shares of Common
Stock,
$.24 par
value, issuable              750,000
upon exercise                Shares                    $1.81                    $1,357,500                    $  468.10
- -------------------------------------------------------------------------------------------------------------------------

                             250,000
Placement Agent Warrants     Warrants                  $1.365                   $  341,250                    $  117.67
- -------------------------------------------------------------------------------------------------------------------------
Shares of Common
Stock,
$.24 par
value, issuable              250,000
upon exercise                Shares                    $1.81                    $  452,500                    $  156.03
- -------------------------------------------------------------------------------------------------------------------------
Shares of Common
Stock,
$.24 par                     2,000,000
value                        Shares                    $1.81                    $3,620,000                    $1,248.28
=========================================================================================================================


(1) Represents the number of shares of Common Stock initially issuable upon exercise of the warrants. This Registration Statement also includes such indeterminable number of additional shares of Common Stock as may be issuable upon exercise of the warrants as a result of antidilution provisions contained therein.

(2) The maximum aggregate price per unit of the warrants has been calculated pursuant to Rule 457(g).

(3) The maximum aggregate price per unit of the Common Stock has been calculated pursuant to Rule 457(c). Estimated solely for purposes of calculating the registration fee.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                   SUBJECT TO COMPLETION, DATED JULY 3, 1996
PROSPECTUS
- ----------
                    BARRISTER INFORMATION SYSTEMS CORPORATION
                               1,750,000 WARRANTS
                                       AND
                        1,750,000 SHARES OF COMMON STOCK
                     ISSUABLE UPON EXERCISE OF THE WARRANTS
                                       AND
                        2,000,000 SHARES OF COMMON STOCK


         This Prospectus relates to the following securities of Barrister Information Systems Corporation (the "Company"): (i) 750,000 warrants each to purchase one share of the Company's common stock, $0.24 par value per share (the "Common Stock"), exercisable at $1.75 (the "$1.75 Warrants"), subject to adjustment in certain circumstances, (ii) the 750,000 shares of Common Stock underlying the $1.75 Warrants, (iii) 750,000 warrants each to purchase one share of Common Stock, exercisable at $2.25 (the "$2.25 Warrants"), subject to adjustment in certain circumstances, (iv) 750,000 shares of Common Stock underlying the $2.25 Warrants, (v) 250,000 warrants issued to a placement agent (the "Placement Agent's Warrants") in connection with an offering of securities by the Company, each to purchase one share of the Company's Common Stock, exercisable at $1.365, subject to adjustment in certain circumstances, (vi) 250,000 shares of Common Stock underlying the Placement Agent's Warrants, and
(vii) 2,000,000 shares of Common Stock (the "Initial Common Stock"). Collectively, the $1.75 Warrants, the $2.25 Warrants and the Placement Agent's Warrants are referred to herein as the "Warrants." The shares of Common Stock underlying the Warrants are referred to herein as the "Underlying Common Stock." The $1.75 Warrants and the $2.25 Warrants expire on March 29, 1998. The Placement Agent Warrants expire on March 29, 2001. See "Description of Capital Stock."


         The Warrants and the Initial Common Stock are being offered, from time to time, pursuant to this Prospectus, by or for the account of the holders thereof (the "Selling Securityholders"). See "Selling Securityholders" and "Plan of Distribution." The Underlying Common Stock is being offered by the Company upon the exercise of the Warrants. The Company will receive the proceeds from the exercise of the Warrants; however, the Company will not receive any proceeds from sales of the Warrants, the Underlying Common Stock or the Initial Common Stock by or for the accounts of the Selling Securityholders. See "Use of Proceeds."

         The Selling Securityholders have advised the Company that sales of the Warrants, the Initial Common Stock and the Underlying Common Stock may be made from time to time by or for the account of the Selling Securityholders in ordinary transactions to or through one or more brokers or dealers in the over-the-counter market or otherwise at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The aggregate proceeds to the Selling Securityholders from the sale of the Warrants, the Initial Common Stock and the Underlying Common Stock offered by the Selling Securityholders hereby will be the purchase price of the Warrants, of the Initial Common Stock or of the Underlying Common Stock, less any commissions. For information concerning indemnification arrangements between the Company and the Selling Securityholders, see "Plan of Distribution."

         The Selling Securityholders and any brokers, dealers, agents or underwriters that participate with the Selling Securityholders in the distribution of the Warrants, the Initial Common Stock or the Underlying Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event any commission or concessions received by such brokers, dealers, agents or underwriters and any profit on the resale of the Warrants, the Initial Common Stock or the Underlying Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         Information concerning the Selling Securityholders may change from time to time and will be set forth in supplements to this Prospectus.


SEE "RISK FACTORS" ON PAGES 4 TO 8 FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE WARRANTS OR THE COMMON STOCK OFFERED HEREBY.


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The Company's Common Stock trades on the American Stock Exchange (the "AMEX") under the symbol "BIS." The reported closing bid price of the Common Stock on the AMEX on July 2, 1996 was $2.50 per share.
                              --------------------
                  The date of this Prospectus is July 3, 1996


                              AVAILABLE INFORMATION

         The Company's principal executive offices are located at 465 Main Street, Suite 700, Buffalo, New York 14203-1788, telephone (716) 845-5010. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at the New York Regional Office of the Commission, Seven World Trade Center, Suite 1300, New York, New York 10048, and at the Chicago Regional Office of the Commission, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports and other information may also be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881.

         The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of the Warrants and the Underlying Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus or in any document incorporated by reference herein as to the contents of any contract or documents referred to herein or therein are not necessarily complete and, in each instance, reference is made to the copy of such documents filed as an exhibit to the Registration Statement or such other documents, which may be obtained from the Commission as indicated above upon payment of the fees prescribed by the Commission. Each such statement is qualified in its entirety by such reference.

                           INCORPORATION BY REFERENCE

         The following documents, which have been filed by the Company with the Commission, are incorporated by reference herein:


          1. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 (the "Form 10-K");

         2. The Company's 1996 Proxy Statement dated June 28, 1996, for the Annual Meeting of Shareholders to be held August 8, 1996.


         3. The Company's 1996 Proxy Statement dated February 16, 1996, for Special Meeting of Shareholders on March 6, 1996.

         4. The description of the Company's Common Stock contained in the Registration Statement on Form 8-A dated June 14, 1987.

         In addition, each document filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Warrants and the Underlying Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date such document is filed with the Commission.

         Any statement contained herein, or any document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute part of the Registration Statement or this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference. This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents (other than exhibits thereto) are available without charge, upon written or oral request by any person to whom this Prospectus has been delivered, from Mark C. Donadio, Secretary and General Counsel, 465 Main Street, Suite 700, Buffalo, New York 14203-1788, telephone
(716) 845-5010.


         The cautionary statements set forth in this Prospectus under "Risk Factors" should be read in conjunction with accompanying forward looking statements included and incorporated by reference elsewhere herein. The risks described in such statements could cause the Company's results to differ materially from those expressed in or indicated by such forward looking statements.


                                   THE COMPANY


         The Company was formed in 1972 as the Office Automation Division of Comptek Research, Inc. ("Comptek") for the purpose of developing computer software for the legal market. Since that time, the Company has become a national supplier of computer systems, software and services to the legal market place. In addition, the Company has developed a National Service Organization to provide equipment maintenance. While initially the Company focused primarily providing computer software to attorney's and law firms it now provides computer software and services to a variety of professional services organizations, as well as Fortune 1000 businesses. The Company provides equipment services throughout the general business market.

         On March 26, 1982, the Office Automation Division was incorporated under the laws of the State of New York as Barrister Information Systems Corporation and was spun off to the Comptek shareholders as a separate company. In July, 1985, the Company sold Common Stock in its initial public offering. The Company's shares are currently traded on the American Stock Exchange under the symbol "BIS."

         The Company's headquarters are at 465 Main Street, Suite 700, Buffalo, New York 14203, telephone (716) 845-5010. In addition, the Company has a number of sales and service offices throughout the United States.


                                  RISK FACTORS

         An investment in the securities being offered by this Prospectus involves a high degree of risk. Accordingly, prospective investors should consider carefully the following risk factors, in addition to the other information concerning the Company and its business included or incorporated by reference herein, before purchasing any of the securities offered hereby.

HISTORY OF LOSSES


         Since the fiscal year ended March 31, 1989, the Company has experienced substantial losses and negative cash flow. The Company's software and equipment services business were severely affected by a recession in the law firm market after 1987 and a simultaneous shift in the market from mini-computer systems to personal computers and networks. The Company was incorporated in March 1982 and its revenues grew to over $37 million by the fiscal year ended March 31, 1988. Since that time, the Company's revenues have fallen for each subsequent fiscal year to approximately $15 million in fiscal 1995 and each year has shown a loss. Revenues for the fiscal year ended March 31, 1996 were $13,729,000, a decline of $1,598,000 from the 1995 fiscal year.

          The Company incurred a loss of $691,000, before an extraordinary gain on the extinguishment of debt of $486,000, for fiscal 1996 compared to a loss of $159,000 for the previous year. The extraordinary gain of $486,000 resulted from repayment of a contingent debt of $886,000 for a one-time payment of $400,000 in the Company's fourth quarter. Scheduled repayment of this debt, which was originally provided to the Company for software development, was based on a percentage of net income each year, with a maximum repayment of $200,000 in any year, and no payments were required after 2001. Due to the Company's losses, no repayment had been made on this contingent debt. The debtholder elected to take a one-time payment in March 1996 in full satisfaction of the contingent payments. No other conditions, understandings or promises were made in connection with this payment.

         As of March 31, 1996, the Company had net operating loss carryforwards available of approximately $1,586,000. There can be no assurance that the Company will achieve positive cash flows or profitability in the future. See "Management's Discussion and Analysis--Results of Operations" incorporated by reference into the Company's Form 10-K from the Company's Annual Report to Shareholders.


FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FUNDING


         The Company's ability to meet its cash requirements currently depends on its ability to operate on a profitable basis and on the availability of additional funds when necessary, including financing from its major creditor, BIS Partners, which is comprised of members of the Company's management, among others. There can be no assurance that the Company will operate on a profitable basis or that BIS Partners will provide future support of the Company's cash requirements. The Company's current line of credit through BIS Partners (the "BIS Credit Line") expired on June 30, 1996. The Company intends to replace all or a portion of the BIS Credit Line by increasing its borrowings from Key Bank of New York or through other sources that may be available. There can be no assurance that the Company will be able to augment its existing bank debt or obtain outside sources of funding to replace the BIS Credit Line.

         The Company does business in the highly competitive and volatile software and service markets where new products or services, contract losses or cancellations or increased expenses can have a serious and unpredictable effect on capital requirements. In the event that additional financing is needed, there can be no assurance that such funding will be available on acceptable terms or at all. If additional funds are raised by issuing equity securities, further ownership dilution to the then existing shareholders of the Company will result. The Company has no present intention and is not engaged in any negotiations toward the registration or sale of additional capital stock, either at or below market value. In the event that adequate funds are not available, the Company's business may be adversely affected. The Company had reserved net deductible temporary differences and operating loss carryforwards of approximately $2,868,000 as of March 31, 1996. The private placement of the Warrants and the Common Stock did not result in a "change of control" with respect to the Company's net operating loss carryforwards nor will the resale or exercise of such Warrants pursuant to this Registration Statement result in such a change. See "Management's Discussion and Analysis--Liquidity and Capital Resources" incorporated by reference into the Company's Form 10-K from the Company's Annual Report to Shareholders.


MARKETING


         To be successful, the Company must maximize the marketing and distribution of its products and services to the greatest number of potential customers. To that end, the Company recently hired new sales managers for both its Services and Software Divisions; however, strengthening the Company's marketing efforts will require the Company to commit significant additional resources to its marketing efforts. There can be no assurance that the efforts of the newly hired personnel or the commitment of the additional funds will increase Company revenues. Because of the Company's history of losses and lack of capital, it has had limited marketing ability to date. The Company plans to market its products to law firms, consulting firms, accounting firms and large corporations through direct and indirect sales channels, and to work with industry consultants to obtain their recognition and support. The Company's ability to improve the productivity of its sales force, increase its market share and penetrate the "Fortune 1000" market will have a direct effect on the Company's profitability and cash flow. There can be no guarantee that the Company's products will attain wider market acceptance. See "Business--Software Market" in the Company's Annual Report on Form 10-K incorporated herein by reference.


DEPENDENCE UPON CUSTOMERS


         The Company's largest customer is IBM which accounted for approximately 30% of the Company's fiscal 1996 revenues. Historically, IBM accounted for 28% of the Company's revenues in fiscal 1995, and 11% in fiscal 1994. Revenue is derived from hardware maintenance service contracts, by which IBM subcontracts with the Company to provide maintenance services to end users. Failure to maintain this business relationship at current levels could have a material adverse effect on the Company. See "Management's Discussion and Analysis--Results of Operations" and Note 10 of Notes to Financial Statements incorporated by reference into the Company's Form 10-K from the Company's Annual Report to Shareholders.


RELIANCE ON THIRD PARTIES


         The Services and Software Divisions of the Company rely on and will continue to rely on the products and services of a large number of third parties. The Service Division has a relationship with manufacturers such as IBM, Hewlett Packard, Digital Equipment Corporation and others for certification and authorization to do maintenance on the warranted equipment of those vendors. The Service Division must also have access to spare parts from various sources of such parts as Micro Exchange, Hewlett Packard, COMPAQ and others. Further, the Services Division relies on various subcontractors throughout the country to enable it to meet its service contract obligations in geographic areas not readily serviced by the Company. No single subcontractor represents a material portion of the Service Division's work or revenues, and the loss of any one subcontractor would not be expected to have a material effect on the Company's financial condition or results of operations. The Service Division has not experienced any significant or material delays in relying on its subcontractors nor has the Company experienced any problems with work product quality. The Company carefully monitors and reviews the work performed by its subcontractors to insure compliance with the Company's quality standards. See "Management's Discussion and Analysis--Results of Operations" incorporated by reference into the Company's Form 10-K from the Company's Annual Report to Shareholders.


RELIANCE ON MICROSOFT


         The Software Division of the Company relies on companies such as Microsoft, Intel, and IBM to continue to provide market leadership and products and services which are generally in demand. The Company is also involved in the resale of such products. The Company's new product, Javelan, relies on Microsoft products such as Windows 3.1, Windows '95, NT Workstation, NT Server, and SQL Server 6.0. Failure of the current or future releases of these products to attract market demand could have a material adverse affect on the Company's ability to sell its own products whose marketability depends, in part, on the product compatibility with the popular Microsoft products. The Company believes that Microsoft products will continue to be in strong demand in the future and has aligned its product, Javelan, to be compatible with and to rely upon Microsoft's products and capabilities. In the event that the market for Microsoft products disappears, there can be no assurance that the Company would be able to adapt its products to be compatible with other systems, or that such adaptation would be commercially feasible. See "Business--Products" and "--Relationship with Microsoft" in the Company's Form 10-K incorporated herein by reference.


TECHNOLOGY


         The Company has invested heavily in its Software Division to produce the Javelan Windows based product. In order to increase the sales of its products, the Company must stay current with the technologies of Windows, the World Wide Web, Internet and others. Although the Company continually reviews its product offerings and engages in product development, it does not anticipate that its product offerings or services would change as a result of the increasing use of the World Wide Web and the Internet. However, the Company is contemplating establishing its own web site on the World Wide Web in order to communicate with clients or potential clients, and is also considering the possibility and feasibility of integrating Javelan with web site and network services. Failure of the Company to keep up with innovations in this technology could have a material adverse affect on the Company's business. Further, changes in technology could require substantial investments and capital which may not be available to the Company. See "Business--Software Market" in the Company's Form 10-K incorporated herein by reference.


TECHNOLOGICAL CHANGE; NEW PRODUCTS


         In the computer software industry, technological development is expected to continue. There can be no assurance that the Company will have the capital to keep pace with technology shifts. The Company believes that its future success will depend upon its ability to develop, market and introduce products which meet changing technology and user needs on a cost effective and timely basis. There can be no assurance that technological changes in the computer industry will not adversely affect the marketing of Javelan, render it obsolete or that the Company will be able to respond to technological developments. Certain of the Company's competitors have, or may have, substantially greater resources than the Company to devote to further technological and new product developments. See "Business--Software Market" in the Company's Form 10-K incorporated herein by reference.


COMPETITION

         The market for legal and professional accounting and management software systems is highly competitive. While the Company faces different competitors at different levels of the market, the principal and most frequent challenges come from two companies in the law firm market, CMS/Data Corporation ("CMS") and Elite Information Systems ("Elite Information Systems"). CMS/Open and the Elite System are products of these companies and both directly compete with Javelan. While management believes Javelan has certain technology, performance and price advantages over both of these competitors, both CMS and Elite Information Systems currently have greater capital and marketing resources than the Company. There is no assurance that the Company can continue to maintain any advantage that currently exists, or that the Company's products will be competitive with existing or future products or product services of such competitors.

DEPENDENCE ON KEY EMPLOYEES

         The Company is dependent on its President and Chairman, Henry P. Semmelhack, and on its Vice President of Finance and Treasurer, Richard P. Beyer and, to a lesser extent, on certain other key members of its management operations and development staff, the loss of whose services could materially affect the Company's ability to conduct business. Recruiting additional qualified sales and technical personnel will be important to the Company's success. Although the Company believes that it can attract skilled and experienced management, sales and technical personnel, there can be no assurance that the Company will be able to retain such personnel on acceptable terms.

INTELLECTUAL PROPERTY

         The Company's future success depends in part on its continued ability to protect its intellectual property and to maintain the proprietary nature of its technology. The Company's intellectual property is composed of its software technology, the interest nature of which is contained in source and object code. Source and object code access is limited to certain Research & Development (R&D) employees and the Secretary of the Company, all of whom have executed strict written non-disclosure, non-competition agreements. Source and object code itself is maintained offsite in a protected vault. Additionally, the Company copyrights its software and publications and maintains as trade secrets all of its confidential and proprietary business and technological information. The Company maintains a trade secret protection policy, restricts access onsite and keeps track of the dissemination of proprietary and confidential documents, such as product and user's manuals which are also protected by signed, non-disclosure agreements. If the Company's efforts to protect its intellectual property in this manner prove unsuccessful there can be no assurance that the Company will be able to adequately protect its technology. In addition, there can be no assurances that third parties have not or will not independently develop or copyright technologies that are substantially equivalent or superior to the Company's technology and which do not infringe the Company's copyrights.




                                 USE OF PROCEEDS

         The Company will receive the proceeds from the exercise of the Warrants, if any Warrants are exercised. The Company expects to use these proceeds for working capital and general corporate purposes.

The Company will not receive any proceeds from the sale by the Selling Securityholders of the Warrants, the Initial Common Stock or the Underlying Common Stock. All proceeds from the sales thereof are solely for the account of the Selling Securityholders.


                         DETERMINATION OF OFFERING PRICE


         There is no established public trading market for the Warrants. The Warrants have been valued at their respective exercise prices. The exercise prices of the various Warrants were determined through negotiation between the Company and the purchasers, based on the average closing bid price of the Company's Common Stock on the AMEX, at the time of the original issuance of such securities.

                                    DILUTION


         The net tangible book value of the Company's Common Stock as of March 31, 1996 was approximately $1,956,000, or $.24 per share. Without taking into account any other changes in the net tangible book value after that date, other than those resulting from the exercise of the 1,750,000 Warrants, the pro forma net tangible book value of the Company at that date would have been $5,297,250, or $.53 per share, representing an immediate increase in net tangible book value of $.29 per share to present shareholders and an immediate dilution of between $.835 and $1.72 per share to new investors.



                             SELLING SECURITYHOLDERS

         The following table sets forth certain information regarding beneficial ownership of Warrants and/or Common Stock of each Selling Securityholder and as adjusted to give effect to the sale of the securities offered hereby. The securities are being registered to permit public secondary trading and may be offered for resale from time to time. See "Plan of Distribution."


                                                                               NUMBER OF SHARES
                                              NUMBER OF WARRANTS                OF COMMON STOCK           BENEFICIAL OWNERSHIP
   NAME OF SELLING SECURITYHOLDER             BENEFICIALLY OWNED              BENEFICIALLY OWNED             AFTER OFFERING
- ---------------------------------             ------------------              ------------------      ----------------------------
                                                                                                                  NUMBER OF
                                                                                                      NUMBER OF   SHARES OF
                                                                                                      WARRANTS    COMMON STOCK
                                                                                                      ---------   ------------

Brebar Investments Ltd.1                           1,500,000                       2,000,000


- -------------------
1    Brebar Investments has filed a Schedule 13D claiming sole voting and dispositive power with respect to 2,000,000 shares of the Company's Common
     Stock.


                              PLAN OF DISTRIBUTION

         The Warrants, the Initial Common Stock or the Underlying Common Stock may be sold from time to time to purchasers directly by any of the Selling Securityholders, or, alternatively, any of the Selling Securityholders may from time to time offer the Warrants, the Initial Common Stock or the Underlying Common Stock through underwriters, brokers, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholders and/or purchasers of the Warrants, the Initial Common Stock or the Underlying Common Stock for whom they may act as agent. Selling Securityholders may from time to time sell or distribute the Warrants, the Initial Common Stock or the Underlying Common Stock through privately negotiated transactions, including in distributions to stockholders, partners or other persons affiliated with one or more Selling Securityholder.

         The distribution of the Underlying Common Stock may be effected from time to time in one or more transactions (which may involve crosses or block transactions) (i) in the over-the-counter market, or (ii) in transactions otherwise than on the over-the-counter market. Sales will be made at prices and on terms then prevailing or at prices related to the current market price, or in negotiated transactions.

         A Selling Securityholder and any brokers, dealers or agents that participate in the distribution of the Warrants, the Initial Common Stock or the Underlying Common Stock pursuant to the Registration Statement of which this Prospectus is a part will be required to deliver such Prospectus to purchasers and might be deemed to be underwriters. Any profit on the sale of such Warrants, the Initial Common Stock or Underlying Common Stock received by a Selling Securityholder or by any broker, dealer or agent might be deemed to be underwriting discounts and commissions under the Securities Act. The Company will receive proceeds from the exercise of the Warrants. The Company will not receive any proceeds from the sale of the Warrants, the Initial Common Stock or the Underlying Common Stock.

         Under the Exchange Act and applicable rules and regulations promulgated thereunder, any person engaged in a distribution of any of the Warrants, the Initial Common Stock or the Underlying Common Stock may not simultaneously engage in market making activities with respect to the Common Stock for a period, depending upon the circumstance, of either two days or nine days prior to the commencement of such distribution. In addition, without limiting the foregoing, the Selling Securityholder will be subject to applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation, Rules 10b-6 or 10b-7, which provisions may limit the timing to purchases and sales of any of the Warrants, the Initial Common Stock or the Underlying Common Stock by the Selling Securityholders.

         Under the securities laws of certain states, the Warrants, the Initial Common Stock and the Underlying Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the Warrants, the Initial Common Stock or the Underlying Common Stock may not be sold unless the Warrants, the Initial Common Stock or the Underlying Common Stock have been registered or qualify for sale in such state or an exemption from registration or qualification is available and is complied with. The Company has agreed to indemnify the Selling Securityholders against certain liabilities under the Securities Act.


         The Company shall use its best efforts to maintain the effectiveness of the Registration Statement through the preparation and filing with the Commission of such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the use of Form S-3 by the Securities Act or rules and regulations thereunder or otherwise necessary to keep the Registration Statement effective and will cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act.



                          DESCRIPTION OF CAPITAL STOCK

         The following summary of certain provisions of the Company's Common Stock, Preferred Stock and Warrants do not purport to be complete and is subject to, and is qualified in its entirety by, the provisions of (i) the Company's Certificate of Incorporation, as amended, (ii) the certificate of designations pertaining to each series of preferred stock, and (iii) the relevant warrant agreements.

         The Company is authorized to issue 20,000,000 shares of Common Stock, $0.24 per value, and 2,000,000 shares of Preferred Stock, $1.00 stated value. As of April 30, 1996, 8,197,970 shares of Common Stock were outstanding. The Company has no preferred stock outstanding.

COMMON STOCK

         The holders of Common Stock are entitled to one vote per share for the election of directors, and are not entitled to cumulate their votes. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor after the payment of dividends on any outstanding Preferred Stock. In the event of liquidation, dissolution or winding up of the Company, subject to the prior rights of the holders of any issued Series of Preferred Stock the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution. Holders of shares of Common Stock, as such, have no conversion, pre-emptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock.

         On March 6, 1996, the Company's shareholders approved an amendment to the Company's Certificate of Incorporation providing for an increase in the Company's authorized Common Stock to 20,000,000 shares.


PREFERRED STOCK

         The Company is authorized to issue up to 2,000,000 shares of Preferred Stock, $1.00 stated value per share, from time to time. The Company currently has four authorized classes of preferred stock, as described below.

         The Series A cumulative preferred stock (the "Series A Preferred Stock") is non-voting, has liquidation preference rights over the series C Preferred Stock and the Common Stock and is redeemable by the Company at any time for $1,000 per share. Each share of Series A Preferred Stock is convertible into 500 shares of Common Stock. There are no outstanding shares of Series A Preferred Stock.

         The Series B cumulative preferred stock (the "Series B Preferred Stock") carries voting rights, with each share of Series B Preferred Stock having voting rights corresponding to 240 shares of Common Stock and participates equally and ratably in payment of dividends with the Common Stock. There are no outstanding shares of Series B Preferred Stock.

         The Series C cumulative preferred stock (the "Series C Preferred Stock") is non-voting, has liquidation preference rights over the Common Stock, but has no redemption or conversion rights. There are no outstanding shares of Series C Preferred Stock.

         Each share of Series D preferred stock (the "Series D Preferred Stock") carries voting rights, with each share of Series D Preferred Stock having rights corresponding to 500 shares of Common Stock and participates equally and ratably in payment of dividends with the Common Stock. There are no outstanding shares of Series D Preferred Stock.

BIS PARTNERS WARRANTS

         On August 31, 1995, the Company entered into a modification to an agreement (the "Recast Loan Agreement") with BIS Partners, L.P. ("BIS Partners") whereby BIS Partners agreed to forgive $450,000 in debt owed by the Company to BIS Partners under the Recast Loan Agreement in exchange for warrants (the "BIS Warrants") to purchase up to 450,000 shares of Common Stock at $1-15/16 per share, the closing bid price on August 31, 1995. The BIS Warrants are exercisable for a period of ten (10) years from August 31, 1995. The shares issued pursuant to the BIS Warrants will not be registered under the Securities and Exchange Act of 1933, as amended (the "Act"), and will bear a legend to that effect.

         In the event of any reclassification, capital reorganization or other similar change of outstanding Common Stock, any consolidation or merger involving the Company or a sale, lease or conveyance to another corporation of the property of the Company as, or substantially as, an entirety, each BIS Warrant will thereupon become exercisable only for the kind and number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger of consolidation to which a holder of the Common Stock deliverable upon exercise of such BIS Warrant would have been entitled upon such reclassification, reorganization, consolidation, merger or sale if the BIS Warrant had been exercised immediately prior to such transaction. In such cases, appropriate adjustments, as determined by the Board of Directors, shall be made in the application of the provisions of the BIS Warrants with respect to the rights and interests of the holder after such transaction to the end that provision of the BIS Warrants including adjustment of the exercise price then in effect and the number of shares purchasable on exercise of the warrants, but without any change in the aggregate exercise price, shall be applicable after that event, as near as reasonably may be, in relation to any shares or to the securities or property deliverable after the transaction on exercise of the BIS Warrants.

         For the life of the BIS Warrants, the BIS Warrants holders have the opportunity to benefit from a rise in the market price of the Common Stock without assuming the risk of ownership of the shares of Common Stock issuable upon the exercise of the BIS Warrants, with a resulting dilution in the interests of the Company's shareholders by reason of exercise of the BIS Warrants at a time when the exercise price is less than the market price for the Common Stock. Further, the terms on which the Company could obtain additional capital during the life of the BIS Warrants may be adversely affected. The BIS Warrants holders may be expected to exercise their BIS Warrants at a time when the Company would, in all likelihood, be able to obtain needed capital by an offering of Common Stock on terms more favorable than those provided for by the BIS Warrants.

THE WARRANTS

         Both the $1.75 Warrants and the $2.25 Warrants were issued pursuant to agreements, dated March 29, 1996 (the "Warrant Agreements"), between the Company and American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"), containing identical terms. The Warrants are evidenced by warrant certificates in registered form. The following discussion of the material terms and provisions of the Warrants is qualified in its entirety by reference to the detailed provisions of the Warrant Agreements annexed as exhibits hereto.


         Each Warrant entitles the holder to purchase, at any time from the date of the Warrant Agreements and ending at 3:30 p.m. Eastern time two years from the date of the Warrant Agreements, one share of Common Stock at an exercise price equal to $1.75 per whole share in the case of the $1.75 Warrants, and $2.25 per whole share in the case of the $2.25 Warrants, subject to certain adjustments. Such exercise prices were determined as a result of negotiations, based on the then closing bid price of the Company's Common Stock, among the Company, the Placement Agent and potential investors. The exercise price of the Warrants and the number of shares of Common Stock underlying such Warrants are subject to adjustment for stock splits, stock dividends, discounted transactions and similar events. The Warrants may be exercised in whole or in part at any time on or after the date on which this Registration Statement becomes effective (the "Registration Date"); provided, however, that if the Warrant holders have exercised the Warrants prior to the Registration Date, the underlying shares of Common Stock have been appropriately legended. Unless exercised, the Warrants will automatically expire two years from the date of the Warrant Agreement.


         In the event of any reclassification, capital reorganization or other similar change of outstanding Common Stock, any consolidation or merger involving the Company (other than a consolidation or merger which does not result in any reclassification, capital reorganization or other similar change in the outstanding Common Stock), or a sale, lease or conveyance to another corporation of the property of the Company as, or substantially as, an entirety, each Warrant will thereupon become exercisable only for the kind and number of shares of stock or other securities, assets or cash to which a holder of the number of shares of Common Stock issuable (at the time of such reclassification, reorganization, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such reclassification, reorganization, consolidation, merger or sale. In the case of a cash merger of the Company into another corporation or any other cash transaction of the type mentioned above, the effect of these provisions would be that the holder of a Warrant would thereafter be limited to exercising such Warrant at the exercise price in effect at such time for the amount of cash per share that a Warrant holder would have received had such holder exercised such Warrant and received Common Stock immediately prior to the effective date of such cash merger or transaction. Depending upon the terms of such cash merger or transaction, the aggregate amount of cash so received could be more or less than the exercise price of the Warrant.

         If the Company issues or sells shares of Common Stock, including shares held in the Company's treasury and shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, for a consideration per share less than both the Current Market Price per share of Common Stock on the trading day immediately preceding such issuance or sale and the Warrant Price in effect immediately prior to such issuance or sale, or without consideration, than forthwith upon such issuance or sale, the Warrant Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) determined by multiplying the Warrant Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Warrant Price immediately prior to such issuance or sale plus (2) the consideration received by the Company upon such issuance or sale, and the denominator of which shall be the product of (x) the total number of shares of Common Stock outstanding immediately after such issuance or sale, multiplied by (y) the Warrant Price immediately prior to such issuance or sale.

         Each holder of a Warrant may exercise such Warrant by surrendering the certificate evidencing such Warrant, with the subscription form on the reverse side of such certificate properly completed and executed, together with payment of the exercise price, to the Warrant Agent at its office maintained for that purpose. Such office is currently the principal corporate office of the Warrant Agent in New York, New York. The exercise price will be payable by certified check, cash, or money order payable in United States dollars to the order of the Company. If less than all the Warrants evidenced by a Warrant certificate are exercised, a new certificate will be issued for the remaining number of Warrants. Certificates evidencing the Warrants may be exchanged for new certificates of different denominations by presenting the Warrant certificates at the office of the Warrant Agent.

         The Warrant Agreement contains provisions permitting the Company and the Warrant Agent, without the consent of any Warrant holder, to supplement the Warrant Agreement in order to cure any ambiguity, to correct any provision contained therein which may be defective or inconsistent with any other provisions therein, or to make any other provisions which the Company and the Warrant Agent may deem necessary or desirable and which do not adversely affect the interests of the Warrant holders.

         For the life of the Warrants, the Warrant holders have the opportunity to benefit from a rise in the market price of the Common Stock without assuming the risk of ownership of the shares of Common Stock issuable upon the exercise of the Warrants, with a resulting dilution in the interests of the Company's shareholders by reason of exercise of Warrants at a time when the exercise price is less than the market price for the Common Stock. Further, the terms on which the Company could obtain additional capital during the life of the Warrants may be adversely affected. The Warrant holders may be expected to exercise their Warrants at a time when the Company would, in all likelihood, be able to obtain needed capital by an offering of Common Stock on terms more favorable than those provided for by the Warrants.

         The holders of the Warrants do not have any of the rights or privileges of shareholders of the Company, including voting rights and rights to receive dividends, prior to exercise of the Warrants. The Company has reserved out of its authorized but unissued shares a sufficient number of shares of Common Stock for issuance on exercise of the Warrants. The Common Stock issuable on exercise of the Warrants will be, when issued, duly authorized, validly issued, fully paid and nonassessable.

REDEMPTION

         The Warrants are redeemable, as a whole or in part, by the Company at a price of $.05 per Warrant upon not less than 30 days' written notice to the holders of the Warrants. The $1.75 Warrants are redeemable by the Company on or after the later of the date 90 days after May 9, 1996 or the Registration Date, provided that the closing bid price of the Common Stock has been at least $2.50 for a period of 20 consecutive trading-days ending on the third day prior to the date on which the Company gives notice of redemption and provided further that the Registration Statement is effective at the time of redemption. The $2.25 Warrants shall be redeemable by the Company on or after the later of the date 90 days after the redemption of all of the $1.75 Warrants or a date 180 days from May 9, 1996, provided that the closing bid price for a period of 20 consecutive trading-days ending on the third day prior to the date on which the Company gives notice of redemption has been at least $3.125 and provided further that the Registration Statement is effective at the time of redemption. The Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption.

REGISTRATION


         The Company has agreed with the purchasers of the Warrants that, for each month (with partial months being pro-rated) after the 180-day period following the Subscription Date during which the Registration Statement has not yet been declared effective due to the failure of the Company to promptly file the Registration Statement or failure to use its best efforts to have such Registration Statement declared effective as soon as practicable, the Company will pay the Purchaser (or the relevant subsequent transferee) holding the Common Stock and/or the Warrants, a penalty payment of 2.0% of the aggregate purchase price paid by each purchaser therefor. The Company shall not be responsible for the penalty payments, however, if the Registration Statement has failed to become effective solely due to a policy or expressed guidance from the Securities and Exchange Commission such that the Warrants or Warrant Shares are not eligible for registration, which shall have the effect of prohibiting or delaying the effectiveness of such Registration Statement.


PLACEMENT AGENT WARRANTS

         As part of the consideration to the Placement Agent for its services rendered in connection with the Company's Regulation S offering of the Common Stock and Warrants, the Company granted to the Placement Agent certain warrants (the "Placement Agent Warrants") to purchase up to 250,000 shares of Common Stock at any time after the first anniversary of the issue date of the Warrants until March 29, 2001 at an exercise price of 120% of the average closing bid price of the Company's Common Stock calculated over the twenty-day trading period prior to the Subscription Date, subject to certain adjustments. The Placement Agent Warrants contain antidilution provisions in the event of any recapitalization, split-ups of shares, discounted transactions or certain stock dividends, as well as certain registration rights. The Placement Agent Warrants also contain provisions for a "cashless exercise." The Placement Agent Warrants have not been transferred, sold, assigned or hypothecated, in part or in whole (other than by will or pursuant to the laws of descent and distribution) except to officers of the Placement Agent. The Company has agreed that, upon request of the then holder(s) of a majority of the Placement Agent Warrants and the underlying securities, if issued, which were originally issued to the Placement Agent or its designees, made at any time within the period commencing two years and ending five years after the closing date of the offering, the Company will file at its sole expense (other than seller's commissions and expenses of seller's counsel or others hired by seller), no more than once, a registration statement under the Act registering or qualifying the shares underlying the Placement Agent Warrants for public sale. The Company has also agreed, with certain limitations, that if, at any time within the period commencing two years and ending five years after the Closing Date, it should file a registration statement with the Commission pursuant to the Act, the Company, at its own expense (other than seller's commissions and seller's counsel and others hired by seller), will offer to said holder(s) the opportunity to register or qualify the shares underlying the Placement Agent Warrants.

         For the life of the Placement Agent Warrants, the holders thereof are given the opportunity to profit from a rise in the market price of the Common Stock which may result in a dilution of the interest of the shareholders. The Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the Placement Agent Warrants are outstanding. At any time when the holders thereof might be expected to exercise them, the Company would probably be able to obtain additional equity capital on terms more favorable than those provided by the Placement Agent Warrants. Any profit realized on the sale of the securities issuable upon the exercise of the Placement Agent Warrants may be deemed additional underwriting compensation. As described above, the Company has granted to the Placement Agent certain registration rights with respect to the Placement Agent Warrants and the securities issuable thereunder.


         The issuance of the Warrants did not result in a "change of control" which would affect the Company's net operating loss carryforwards.


                                  LEGAL MATTERS

         The statements made as to matters of law and legal conclusions in the documents incorporated by reference into this Prospectus and under "Description of Capital Stock" herein have been reviewed by Stroock & Stroock & Lavan, New York, New York.

                                     EXPERTS


          The financial statements schedule of the Company as of March 31, 1996 and 1995 and for the three years ended March 31, 1996 have been incorporated by reference in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein upon the authority of said firm as experts in accounting and auditing.



No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference in this Prospectus in connection with the offer made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Securityholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus, nor any sale made hereunder shall, under any circumstances, create any implication that any information contained herein is correct as of any time subsequent to the date hereof.









                                TABLE OF CONTENTS



Available Information..............................2
Incorporation By Reference.........................2
The Company........................................4
Risk Factors.......................................4
Use of Proceeds....................................8
Selling Securityholders............................9
Plan of Distribution...............................9
Description of Capital Stock......................10
Legal Matters.....................................15
Experts...........................................15




                              BARRISTER INFORMATION
                               SYSTEMS CORPORATION



                                    Warrants



                                  Common Stock


                                   PROSPECTUS





                                 July ___, 1996

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses payable by the Company in connection with this Registration Statement. All amounts are estimates except the registration fees.


                  Registration Fees                  $ 3,492.67
                  Legal Expenses                      20,000.00
                  Trustee's Fees                          N/A
                  Accounting Fees                      5,000.00
                  Miscellaneous                          500.00
                                                     ===========
                  TOTAL                              $28,992.67


Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 722 of the New York Business Corporation Law permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. The Company's Articles of Incorporation and By-laws provide the maximum indemnification allowed by Section 722.

Item 16.  EXHIBITS


*4.1      Warrant Agreement (relating to the $1.75 Warrants) dated as of March
         29, 1996 by and between the Company and American Stock Transfer and Trust Company as Warrant Agent.

*4.2      Warrant Agreement (relating to the $2.25 Warrants) dated as of March
         29, 1996 by and between the Company and American Stock Transfer and Trust Company as Warrant Agent.

*4.3 Warrant Agreement dated as of March 29, 1996 by and between the Company and Strasbourger Pearson Tulcin Wolff Incorporated.

*4.4 BIS Partners Agreement (incorporated by reference to the Company's Form 10K for the year ended March 31, 1992).

*5        Opinion of Mark C. Donadio, Esq. as to the legality of the securities.

23       Independent Auditor's Consent.

* Filed with Registration Statement on Form S-3 dated May 13, 1996.


Item 17.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 of Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby further undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         The undersigned registrant hereby undertakes that (1) for the purpose of determining any liability under the Act, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed pursuant to Rules 424(b)(1), 424(b)(4) or 497(h) under the Act shall be deemed to be a part of this registration statement at the time it was declared effective, and (2) for the purpose of determining any liability under the Act, each post-effective amendment, if any, that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on July 3, 1996.

                                            BARRISTER INFORMATION SYSTEMS
                                              CORPORATION

                                            By: /s/ Henry P. Semmelhack
                                                ------------------------
                                                Henry P. Semmelhack
                                                President


Signature                        Title                      Date


 /s/ Henry P. Semmelhack         Chairman,                  July 3, 1996
- --------------------------       President and
Henry P. Semmelhack              Director

 /s/ Richard P. Beyer            Vice President,            July 3, 1996
Richard P. Beyer                 Finance and Director

 /s/ Jose Rivero                 Vice President,            July 3, 1996
- --------------------------
Jose Rivero                      Services Division
                                 and Director

 /s/ Franklyn S. Barry, Jr.      Director                   July 3, 1996
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Franklyn S. Barry, Jr.

 /s/ Warren E. Emblidge, Jr.     Director                   July 3, 1996
- ----------------------------
Warren E. Emblidge, Jr.

 /s/ Richard E. McPherson        Director                   July 3, 1996
- ----------------------------
Richard E. McPherson

 /s/ James D. Morgan             Director                   July 3, 1996
- ----------------------------
James D. Morgan

 /s/ James Page                  Director                   July 3, 1996
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James Page